Sculptor Capital Management Reports Fourth Quarter and Full Year 2020 Results Dividend of $2.35 per Class A Share NEW YORK, February 11, 2021 - Sculptor Capital Management, Inc. (NYSE: SCU) (the "Company," "Sculptor," or "Sculptor Capital") today reported GAAP Net Income attributable to Class A Shareholders ("GAAP Net Income") of $216.2 million, or $9.50 per basic and $5.05 per diluted Class A Share, for the fourth quarter of 2020, and $170.7 million, or $7.55 per basic and $3.00 per diluted Class A Share, for the full year 2020. Distributable Earnings(1) were $341.6 million, or $6.08 per Fully Diluted Share for the fourth quarter of 2020, and were $279.5 million, or $4.98 per Fully Diluted Share for the full year 2020. Adjusted Distributable Earnings(1) were $342.9 million, or $6.10 per Fully Diluted Share for the fourth quarter of 2020, and $405.5 million, or $7.22 per Fully Diluted Share for the full year 2020. A cash dividend of $2.35 was declared for the fourth quarter of 2020, payable on March 4, 2021, to holders of record as of February 25, 2021. Rob Shafir, Chief Executive Officer of Sculptor Capital, said, "2020 was a pivotal year for the firm. Our results and performance were a culmination of the hard work and dedication of the entire organization set against a challenging 2020 backdrop. This focus was reflected in our strong investment performance, which was the strongest in a decade, growth in our client base and strengthened our corporate balance sheet." ▪ As of December 31, 2020, assets under management were $36.8 billion, up $814.7 million in the fourth quarter largely due to $1.1 billion of performance-related appreciation, and $274.0 million of net inflows, partially offset by $562.2 million of distributions and other reductions. ▪ Sculptor Master Fund was up 6.3% net for the fourth quarter of 2020 and up 19.5% net for the full year 2020. ▪ From the start of the Covid crisis, we deployed over $15 billion into credit investments across our multi-strategy and opportunistic credit funds in 2020. This ability to identify an investment opportunity and execute in scale is a key differentiator of our investment process. These decisive actions in our credit strategies made a significant contribution to our 2020 fund performance. ▪ Closed $320.0 million term loan ("2020 Term Loan") and subsequently repaid $175.0 million. CONFERENCE CALL Robert Shafir and Dava Ritchea, Chief Financial Officer, will host a conference call today, February 11, 2021, 8:30 a.m. Eastern Time to discuss the Company's fourth quarter and full year 2020 results. The call can be accessed by dialing +1-877-407-0312 (in the U.S.) or +1-201-389-0899 (international), passcode 13715233. A simultaneous webcast of the call will be available on the Investor Relations page of the Company's website (www.sculptor.com). For those unable to listen to the live broadcast, a webcast replay will also be available on the Company's website. (1) Distributable Earnings and Adjusted Distributable Earnings are non-GAAP measures. For additional information about non-GAAP measures, including reconciliations to the most directly comparable financial measures presented in accordance with GAAP, please see "Reconciliation of Non- GAAP Measures to the Respective GAAP Measures (Unaudited)" on pages 20 through 23.

FORWARD-LOOKING STATEMENTS Please see page 26 of this presentation for disclosures on forward-looking statements contained herein. ABOUT SCULPTOR CAPITAL MANAGEMENT Sculptor Capital Management, Inc. is a leading global alternative asset management firm providing investment products in a range of areas including multi-strategy, credit and real estate. With offices in New York, London, Hong Kong and Shanghai, the Company serves global clients through commingled funds, separate accounts and specialized products. Sculptor Capital’s distinct investment process seeks to generate attractive and consistent risk-adjusted returns across market cycles through a combination of fundamental bottom-up research, a high degree of flexibility, a collaborative team and integrated risk management. The Company’s capabilities span all major geographies, in strategies including fundamental equities, corporate credit, real estate debt and equity, merger arbitrage and structured credit. As of February 1, 2021, Sculptor Capital had approximately $36.4 billion in assets under management. For more information, please visit the Company's website (www.sculptor.com). Media Relations Contact Jonathan Gasthalter Gasthalter & Co. LP +1-212-257-4170 jg@gasthalter.com Investor Relations Contact Dava Ritchea Sculptor Capital Management, Inc. +1-212-719-7381 investorrelations@sculptor.com 2

Sculptor Capital Management: 4Q & Full Year 2020 Earnings Presentation February 11, 2021

| Sculptor Capital Management - 4Q & Full Year 2020 Financial Results (1) For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. DISTRIBUTION ▪ Cash dividend of $2.35 per Class A Share was declared, payable on March 4, 2021, to holders of record on February 25, 2021 ▪ During the Distribution Holiday, no distributions are made on the Partner Units ASSETS UNDER MANAGEMENT ▪ As of December 31, 2020, assets under management were $36.8 billion, up $814.7 million in the fourth quarter due to: – Performance-related appreciation of $1.1 billion, primarily in multi-strategy and opportunistic credit funds – Net inflows of $274.0 million, primarily in Institutional Credit Strategies and real estate funds – Distributions and other reductions of $562.2 million, primarily related to the expiration of investment period in Sculptor Real Estate Credit Fund I ▪ As of February 1, 2021, estimated assets under management were $36.4 billion PERFORMANCE ▪ Sculptor Master Fund was up 6.3% net for the fourth quarter of 2020 and up 19.5% net for the full year 2020 OTHER BUSINESS DRIVERS ▪ Closed $320.0 million 2020 Term Loan ▪ Subsequently repaid $175.0 million of the 2020 Term Loan through January 2021 4 (dollars in millions) FY '20 FY '19 4Q '20 4Q '19 GAAP Net Income $ 170.7 $ 51.4 $ 216.2 $ 48.1 per Class A Share - basic $ 7.55 $ 2.48 $ 9.50 $ 2.29 per Class A Share - diluted $ 3.00 $ 1.57 $ 5.05 $ 0.80 Distributable Earnings(1) $ 279.5 $ 171.4 $ 341.6 $ 58.3 per Fully Diluted Share $ 4.98 $ 3.11 $ 6.08 $ 1.05 Adjusted Distributable Earnings(1) $ 405.5 $ 160.9 $ 342.9 $ 65.8 per Fully Diluted Share $ 7.22 $ 2.92 $ 6.10 $ 1.19

4Q & Full Year 2020 GAAP Financial Highlights

(dollars in millions)	FY '20	FY '19	4Q '20	3Q '20	4Q '19
Revenues	**$ 897.0**	**$ 597.3**	**$ 604.8**	**$ 112.0**	**$ 271.8**
Management fees	270.8	253.0	75.4	68.1	65.0
Incentive income	617.0	321.6	527.9	41.5	203.2
Other revenues	9.2	16.0	1.5	2.3	3.6
Income of consolidated funds	0.0	6.7	—	0.1	0.0
Expenses	**662.6**	**593.9**	**246.0**	**96.0**	**214.9**
Compensation and benefits	409.2	418.3	211.4	65.0	173.6
Interest expense	21.1	25.0	6.2	4.5	5.8
General, administrative and other	232.2	150.0	28.4	26.5	35.5
Expenses of consolidated funds	0.1	0.6	—	—	—
Other (Loss) Income	**(4.4)**	**10.3**	**(7.4)**	**8.1**	**3.7**
Income taxes	75.3	34.1	93.3	9.4	22.0
Consolidated Income (Loss)	**154.7**	**(20.4)**	**258.1**	**14.7**	**38.6**
Net Loss (Income) Attributable to Noncontrolling Interests	23.0	36.2	(40.5)	(4.4)	9.5
Net Income Attributable to Redeemable Noncontrolling Interests	—	(8.8)	—	—	—
Net Income Attributable to Sculptor Capital Management	177.7	7.0	217.6	10.3	48.1
Change in redemption value of Preferred Units	(7.0)	44.4	(1.4)	(2.3)	—
GAAP Net Income Attributable to Class A Shareholders	**$ 170.7**	**$ 51.4**	**$ 216.2**	**$ 8.0**	**$ 48.1**

Commentary FY '20 vs FY '19

- Revenues increased period-over-period
  - Management fees increased due to the the launch of of Sculptor Real Estate Fund IV, partially offset by the net deferral of $5.6 million of CLO sub fees as a result of ratings downgrades and defaults on certain of the collateral held by our CLOs
  - Higher incentive income from multi-strategy funds due to strong investment performance, as well as crystallizations of accrued unrecognized incentive in opportunistic credit
- Expenses increased period-over-period
  - Higher general, administrative and other expenses primarily due to higher legal settlements and provisions, partially offset by lower professional services expenses
  - Lower compensation expenses due to lower equity-based compensation and salaries and benefits due to lower headcount, partially offset by higher bonus expense driven by higher incentive income
  - Lower interest expense due to lower interest rates and average debt balance
- Other income decreased period-over-period primarily due to an increase in fair value of warrant liabilities, changes in the tax receivable agreement, and lower gains from consolidated funds, partially offset by higher investment gains
- Income tax expense increased period-over-period due to higher profitability, partially offset by the deferred tax impacts of the corporate classification change and the recapitalization in the prior year

5 | S

Fund Performance

	Returns for the Year Ended December 31, 2020		Returns for the Year Ended December 31, 2019		Annualized Returns Since Inception Through December 31, 2020	
	Gross	Net	Gross	Net	Gross	Net
Multi-strategy funds						
Sculptor Master Fund[1][2][3]	26.4%	19.5%	21.5%	16.6%	16.8%	11.7%
Opportunistic credit funds						
Sculptor Credit Opportunities Master Fund[4]	1.1%	(1.5)%	2.7%	1.2%	13.4%	9.4%

	Total Investments			Realized Investments	
	Gross IRR	Net IRR	Gross MOIC	Gross IRR	Gross MOIC
Real estate funds					
Sculptor Real Estate Fund III	27.9%	18.3%	1.7x	31.7%	1.7x
Sculptor Real Estate Credit Fund I	16.2%	11.0%	1.2x	20.3%	1.4x

Performance Highlights

- Multi-Strategy Funds
  - The funds generated positive returns across all risk-taking strategies
  - Broad strength in risk assets rewarded our dynamic capital allocation and risk management framework
  - Sculptor Master Fund was down 0.8% net month-to-date through January 31, 2021
- Opportunistic Credit Funds
  - Positive performance was broad based in both spread-based investments where we added exposure during the crisis, in addition to a resurgence amongst our largest process-driven holdings
  - Deployed approximately $800 million of capital into credit in the Sculptor Credit Opportunities Master Fund at the height of the crisis, which helped drive a 23.1% net return for the fund from April 1st through year-end
  - Sculptor Credit Opportunities Master Fund was up 2.3% net month-to-date through January 31, 2021
- Real Estate Funds
  - Despite volatility in 2020, we continued to be very active in both capital deployment and harvesting investments

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

6 | S

| $ i n b ill io n s $34.5 $33.4 $35.4 $36.0 $0.3 $(0.6) $1.1 $36.8 $36.4 December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 Net Inflows / (Outflows) Distributions / Other Reductions Appreciation December 31, 2020 February 1, 2021 $30.0 $31.0 $32.0 $33.0 $34.0 $35.0 $36.0 $37.0 Assets Under Management The change in assets under management reflects performance-related appreciation, primarily in multi-strategy and opportunistic credit funds, as well as net inflows, primarily in Institutional Credit Strategies and real estate, partially offset by distributions and other reductions in real estate. 7

Summary Changes to AUM

Quarterly Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
September 30, 2020	$ 9,953	$ 6,042	$ 15,291	$ 4,698	$ —	$ 35,984
Inflows / (Outflows)	(92)	(89)	348	107	—	274
Distributions / Other Reductions	(5)	(3)	(48)	(506)	—	(562)
Appreciation / (Depreciation)[1]	648	338	107	9	—	1,102
December 31, 2020	**$ 10,504**	**$ 6,288**	**$ 15,698**	**$ 4,308**	**$ —**	**$ 36,798**

Year-to-Date Total AUM Rollforward

(dollars in millions)	Multi-Strategy Funds	Opportunistic Credit Funds	Institutional Credit Strategies	Real Estate Funds	Other	Total
December 31, 2019	$ 9,332	$ 6,025	$ 15,711	$ 3,394	$ 8	$ 34,470
Inflows / (Outflows)	(464)	197	770	1,530	—	2,033
Distributions / Other Reductions	(23)	(181)	(862)	(620)	(8)	(1,694)
Appreciation / (Depreciation)[1]	1,659	247	79	4	—	1,989
December 31, 2020	**$ 10,504**	**$ 6,288**	**$ 15,698**	**$ 4,308**	**$ —**	**$ 36,798**

Includes amounts invested by the Company, its Executive Managing Directors, employees and certain other related parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate management fees and incentive income for the respective periods.

(1) See footnote 16 on page 24 of this presentation for important information.

8 | S

4Q & Full Year 2020 Economic Income Financial Highlights

Economic Income[1] was $306.1 million for the full year 2020 and was $345.6 million for the fourth quarter of 2020. Adjusted Distributable Earnings[1] were $405.5 million for the full year 2020 and $342.9 million for the fourth quarter of 2020.

(dollars in millions)	FY '20	FY '19	4Q '20	3Q '20	4Q '19
Revenues	$ 876.3	$ 575.1	$ 599.7	$ 107.4	$ 267.2
Management fees	250.0	237.3	70.2	63.5	60.4
Incentive income	617.0	321.9	527.9	41.5	203.2
Other revenues	9.3	15.9	1.6	2.4	3.6
Expenses	$ 570.2	$ 439.2	$ 254.1	$ 65.0	$ 204.5
Total compensation and benefits	349.7	303.7	227.3	41.4	173.7
Salaries and benefits	73.8	79.9	15.4	18.7	19.6
Bonus	275.9	223.8	211.9	22.7	154.1
General, administrative and other	203.6	125.2	21.4	19.9	28.8
Interest expense	16.9	10.3	5.4	3.7	2.0

Distributable Earnings Adjustments	FY '20	FY '19	4Q '20	3Q '20	4Q '19
Excluded expenses:					
Legal settlements and provisions	*119.4*	*19.1*	*0.4*	*2.0*	—
Professional services expense related to legal settlements and provisions and the recapitalization	*6.7*	*24.9*	*0.9*	*0.3*	*7.5*
Payable for taxes and tax receivable agreement, excluding impact of amendment	(19.7)	(19.0)	(4.5)	(10.1)	(4.4)
Preferred Units dividends	(7.0)	—	0.5	(3.0)	—

Commentary FY '20 vs FY '19

- Revenues increased period-over-period
  - Management fees increased due to the the launch of of Sculptor Real Estate Fund IV, partially offset by the net deferral of $5.6 million of CLO sub fees as a result of ratings downgrades and defaults on certain of the collateral held by our CLOs
  - Higher incentive income from multi-strategy funds due to strong investment performance, as well as crystallizations of accrued unrecognized incentive in opportunistic credit
- Expenses increased period-over-period
  - Higher general, administrative and other expenses primarily due to higher legal settlements and provisions, partially offset by lower professional services expenses
  - Higher compensation expenses due to higher bonus expense driven by higher incentive income, partially offset by lower salaries and benefits due to lower headcount
  - Higher interest expense driven by interest beginning to accrue in February 2020 on our Debt Securities, which were fully redeemed in the fourth quarter of 2020

(1) Economic Income, Adjusted Distributable Earnings and its components are non-GAAP measures. For more information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23.

9 | S

| $ i n m ill io n s $11.3 $3.1 $13.3 $19.9 $50.6 $50.6 $14.9 $143.1 $45.2 $114.2 $133.3 $14.9 $99.2 $91.7 $99.9 $103.3 $98.4 $253.6 $140.0 $227.4 $256.5 $128.2 Multi-strategy funds Opportunistic credit funds Real estate funds Change December 31, 2019 March 31, 2020 June 30, 2020 September 30, 2020 4Q Recognized Incentive Income 4Q Performance December 31, 2020 $— $50.0 $100.0 $150.0 $200.0 $250.0 $300.0 Accrued unrecognized incentive income associated with longer-term assets decreased by $128.3 million during the quarter, primarily driven by recognized incentive income in our customized credit platform, partially offset by positive performance in the quarter. $77.6 ($205.9) Accrued Unrecognized Incentive Income 10

| 4Q '20 Commentary (dollars in millions) 4Q '20 3Q '20 4Q '19 Cash, cash equivalents and longer-term U.S. government obligations(1)(2) $ 288 $ 442 $ 388 Investments in funds, excluding employee-related investments(2) 51 43 49 Investments in CLOs, net of financing(2) 22 21 24 2020 Term Loan(3) (319) — — 2018 Term Loan(3) — (9) (45) Preferred Units(3) — (207) (200) Debt Securities(3) — (200) (200) ▪ At quarter end, total cash, cash equivalents and long-term U.S. government obligations were $288 million ▪ In the quarter we closed on the 2020 credit agreement – Reduced outstanding obligations by capturing prepayment discounts on Preferred Units and Debt Securities – Through January 2021, we repaid a total of $175 million on the 2020 Term Loan, eliminating the cash sweep and sunsetting liquidity and leverage ratio covenants (1) These balances include committed cash. (2) These items are non-GAAP measures. For information on and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP, please see pages 20 through 23. (3) Represents principal outstanding of the debt obligations and par value and deferred dividends accrued on Preferred Units. Balance Sheet Highlights 11

| Sculptor Capital Management | Appendix

Fund Information

(dollars in thousands)	Assets Under Management as of December 31, 2020	Assets Under Management as of December 31, 2019	Returns[1] for the Year Ended December 31, 2020 Gross	2020 Net	2019 Gross	2019 Net	Annualized Returns Since Inception Through December 31, 2020 Gross	Net
Multi-Strategy Funds								
Sculptor Master Fund[2][3]	$ 9,657,101	$ 8,587,306	26.4%	19.5%	21.5%	16.6%	16.8%	11.7%
Sculptor Enhanced Master Fund	831,065	667,539	23.6%	17.4%	29.1%	22.6%	15.5%	10.7%
Other funds	15,858	77,273	n/m	n/m	n/m	n/m	n/m	n/m
	$ 10,504,024	**$ 9,332,118**						
Credit								
Opportunistic credit funds:								
Sculptor Credit Opportunities Master Fund[4]	2,474,705	1,604,275	1.1%	-1.5%	2.7%	1.2%	13.4%	9.4%
Customized Credit Focused Platform	3,466,024	3,251,159	See page 14 for information on the Company's Customized Credit Focused Platform.					
Closed-end opportunistic credit funds	347,048	537,213	See page 14 for information on the Company's closed-end opportunistic credit funds.					
Other funds	—	632,659	n/m	n/m	n/m	n/m	n/m	n/m
	6,287,777	**6,025,306**						
Institutional Credit Strategies	15,697,827	15,710,319	See page 15 for information on the Company's Institutional Credit Strategies.					
	$ 21,985,604	**$ 21,735,625**						
Real estate funds	4,308,648	3,393,876	See page 16 for information on the Company's real estate funds.					
Other	—	8,311	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 36,798,276**	**$ 34,469,930**						

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

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Fund Information (cont.)

Customized Credit Focused Platform and Closed-end Opportunistic Credit Funds

	Weighted Average Return for the Year Ended December 31,				Inception to Date as of December 31, 2020		
	2020		2019		IRR		Net Invested Capital Multiple
	Gross	Net	Gross	Net	Gross	Net	
Customized Credit Focused Platform							
Opportunistic Credit Performance	11.7 %	8.7 %	7.2 %	5.5 %	15.4 %	11.8 %	2.0x

See page 25 of this presentation for important information related to information presented in this table above. Performance presented is for the opportunistic credit strategies in the Customized Credit Focused Platform. As of December 31, 2020, approximately 95% of the invested capital in the Customized Credit Focused Platform is invested in the Platform's opportunistic credit strategies.

	Assets Under Management as of December 31,		Inception to Date as of December 31, 2020				
					IRR		
(dollars in thousands)	2020	2019	Total Commitments	Total Invested Capital[5]	Gross[6]	Net[7]	Gross MOIC[8]
Closed-end Opportunistic Credit Funds (Investment Period)							
Sculptor European Credit Opportunities Fund (2012-2015)[9]	$ —	$ —	$ 459,600	$ 305,487	15.7 %	11.8 %	1.5x
Sculptor Structured Products Domestic Fund II (2011-2014)[9]	15,602	54,935	326,850	326,850	19.4 %	15.3 %	2.1x
Sculptor Structured Products Offshore Fund II (2011-2014)[9]	14,119	59,288	304,531	304,531	16.8 %	13.1 %	1.9x
Sculptor Structured Products Offshore Fund I (2010-2013)[9]	4,417	4,661	155,098	155,098	23.8 %	19.1 %	2.1x
Sculptor Structured Products Domestic Fund I (2010-2013)[9]	4,088	4,363	99,986	99,986	22.6 %	18.0 %	2.0x
Other funds	308,822	413,966	309,000	91,347	n/m	n/m	n/m
	$ 347,048	$ 537,213	$ 1,655,065	$ 1,283,299			

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced in this table above.

14 | S

| Assets Under Management as of December 31, Most Recent Closing or Refinancing Year(dollars in thousands) Deal Size 2020 2019 Collateralized Loan Obligations 2017 $ 3,697,590 $ 3,013,016 $ 2,989,333 2018 6,920,173 6,624,151 6,572,369 2019 2,985,214 2,952,441 2,860,807 2020 1,868,287 1,764,099 1,418,866 $ 15,471,264 $ 14,353,707 $ 13,841,375 Aircraft Securitization Vehicles 2018 696,000 475,415 497,611 2019 1,128,000 382,764 1,052,972 2020 472,732 181,105 — $ 2,296,732 $ 1,039,284 $ 1,550,583 Collateralized Bond Obligations 2019 349,550 274,418 274,183 Other Funds n/a n/a 30,418 44,178 $ 18,117,546 $ 15,697,827 $ 15,710,319 Fund Information (cont.) Institutional Credit Strategies 15

Fund Information (cont.)

Real Estate Funds

(dollars in thousands)	Assets Under Management as of December 31, 2020	Assets Under Management as of December 31, 2019	Inception to Date as of December 31, 2020 – Total Investments: Total Commitment	Invested Capital[11]	Total Value[12]	Gross IRR[13]	Net IRR[7]	Gross MOIC[14]	Realized/Partially Realized Investments[10]: Invested Capital	Total Value	Gross IRR[13]	Gross MOIC[14]
Real Estate Funds (Investment Period)												
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ —	$ 408,081	$ 386,298	$ 847,612	25.5 %	16.1 %	2.2x	$ 386,298	$ 847,612	25.5 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[9]	42,040	63,011	839,508	762,588	1,563,454	32.8 %	21.5 %	2.1x	762,588	1,563,454	32.8 %	2.1x
Sculptor Real Estate Fund III (2014-2019)[9]	459,650	535,579	1,500,000	1,055,713	1,763,295	27.9 %	18.3 %	1.7x	889,483	1,549,959	31.7 %	1.7x
Sculptor Real Estate Fund IV (2019-2023)[15]	2,593,339	1,408,049	2,596,024	336,041	401,482	n/m	n/m	n/m	—	—	n/m	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[9]	370,276	730,349	736,225	496,715	577,134	16.2 %	11.0 %	1.2x	171,903	232,145	20.3 %	1.4x
Other funds	843,343	656,888	1,158,004	467,368	635,623	n/m	n/m	n/m	67,245	129,723	n/m	n/m
	$ 4,308,648	$ 3,393,876	$ 7,237,842	$3,504,723	$5,788,600				$2,277,517	$4,322,893		

	Unrealized Investments as of December 31, 2020: Invested Capital	Total Value	Gross MOIC[14]
Real Estate Funds (Investment Period)			
Sculptor Real Estate Fund I (2005-2010)[9]	$ —	$ —	—
Sculptor Real Estate Fund II (2011-2014)[9]	—	—	—
Sculptor Real Estate Fund III (2014-2019)[9]	166,230	213,336	1.3x
Sculptor Real Estate Fund IV (2019-2023)[15]	336,041	401,482	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[9]	324,812	344,989	1.1x
Other funds	400,123	505,900	n/m
	$ 1,227,206	$ 1,465,707	

n/m - not meaningful

See page 24 of this presentation for important information related to the footnotes referenced on this slide.

16 | S

| Three Months Ended December 31, Year Ended December 31, (dollars in thousands, except per share amounts) 2020 2019 2020 2019 Revenues Management fees $ 75,364 $ 65,032 $ 270,753 $ 253,011 Incentive income 527,874 203,243 616,959 321,621 Other revenues 1,525 3,524 9,218 15,982 Income of consolidated funds — — 90 6,732 Total Revenues 604,763 271,799 897,020 597,346 Expenses Compensation and benefits 211,489 173,582 409,228 418,349 Interest expense 6,156 5,846 21,100 24,900 General, administrative and other 28,401 35,474 232,187 149,961 Expenses of consolidated funds — — 53 646 Total Expenses 246,046 214,902 662,568 593,856 Other (Loss) Income Changes in fair value of warrant liabilities (7,548) — (7,548) — Changes in tax receivable agreement liability (2,832) (586) (2,554) 4,776 Net losses on early retirement of debt (4,318) (104) (5,011) (6,375) Net gains on investments 7,345 4,400 10,611 8,068 Net gains of consolidated funds — — — 3,768 Total Other (Loss) Income (7,353) 3,710 (4,502) 10,237 Income Before Income Taxes 351,364 60,607 229,950 13,727 Income taxes 93,243 22,038 75,272 34,112 Consolidated Net Income (Loss) 258,121 38,569 154,678 (20,385) Less: Net (income) loss attributable to noncontrolling interests (40,596) 9,531 22,956 36,184 Less: Net income attributable to redeemable noncontrolling interests — — — (8,745) Net Income Attributable to Sculptor Capital Management, Inc. 217,525 48,100 177,634 7,054 Change in redemption value of Preferred Units (1,354) — (6,952) 44,364 Net Income Attributable to Class A Shareholders $ 216,171 $ 48,100 $ 170,682 $ 51,418 Earnings per Class A Share Earnings per Class A Share - basic $ 9.50 $ 2.29 $ 7.55 $ 2.48 Earnings per Class A Share - diluted $ 5.05 $ 0.80 $ 3.00 $ 1.57 Weighted-average Class A Shares outstanding - basic 22,763,959 20,982,049 22,597,829 20,773,493 Weighted-average Class A Shares outstanding - diluted 50,360,969 48,788,289 49,872,078 46,300,690 GAAP Consolidated Statements of Operations - Unaudited 17

| Three Months Ended December 31, Year Ended December 31, (dollars in thousands) 2020 2019 2020 2019 Consolidated net income (loss) $ 258,121 $ 38,569 $ 154,678 $ (20,385) Other comprehensive income - currency translation adjustment 1,809 — 1,809 — Comprehensive Income (Loss) 259,930 38,569 156,487 (20,385) Less: Comprehensive (income) loss attributable to noncontrolling interests (41,673) 9,531 21,879 36,184 Less: Comprehensive income attributable to redeemable noncontrolling interests — — — (8,745) Comprehensive Income Attributable to Sculptor Capital Management, Inc. $ 218,257 $ 48,100 $ 178,366 $ 7,054 GAAP Consolidated Statements of Comprehensive Income (Loss) - Unaudited 18

| (dollars in thousands) December 31, 2020 December 31, 2019 Assets Cash and cash equivalents $ 183,815 $ 240,938 Restricted cash 3,162 4,501 Investments (includes assets measured at fair value of $309,805 and $329,435, including assets sold under agreements to repurchase of $123,616 and $98,085 as of December 31, 2020 and 2019, respectively) 414,974 411,426 Income and fees receivable 539,623 215,395 Due from related parties 14,086 15,355 Deferred income tax assets 240,288 310,557 Operating lease assets 104,729 115,810 Other assets, net 82,500 82,608 Assets of consolidated funds: Other assets of consolidated funds — 649 Total Assets $ 1,583,177 $ 1,397,239 Liabilities and Shareholders' Equity Liabilities Compensation payable $ 234,006 $ 187,180 Unearned income and fees 61,880 61,109 Due to related parties 202,225 211,915 Operating lease liabilities 115,237 128,043 Debt obligations 334,972 286,728 Warrant liabilities, at fair value 37,827 — Securities sold under agreements to repurchase 122,638 97,508 Other liabilities 39,512 58,906 Liabilities of consolidated funds: Other liabilities of consolidated funds — 389 Total Liabilities $ 1,148,297 $ 1,031,778 Redeemable Noncontrolling Interests — 150,000 Shareholders' Equity Class A Shares, par value $0.01 per share, 100,000,000 and 100,000,000 shares authorized, 22,903,571 and 21,284,945 shares issued and outstanding as of December 31, 2020 and 2019, respectively 229 213 Class B Shares, par value $0.01 per share, 75,000,000 and 75,000,000 shares authorized, 32,824,538 and 29,208,952 shares issued and outstanding as of December 31, 2020 and 2019, respectively 328 292 Additional paid-in capital 166,917 117,936 Accumulated deficit (178,674) (343,759) Accumulated other comprehensive income 732 — Shareholders’ deficit attributable to Class A Shareholders (10,468) (225,318) Shareholders’ equity attributable to noncontrolling interests 445,348 440,779 Total Shareholders’ Equity 434,880 215,461 Total Liabilities, Redeemable Noncontrolling Interests and Shareholders’ Equity $ 1,583,177 $ 1,397,239 GAAP Consolidated Balance Sheets - Unaudited 19

| (dollars in thousands, except per share amounts) 4Q '20 3Q '20 4Q '19 FY '20 FY '19 Net Income Attributable to Class A Shareholders—GAAP $ 216,171 $ 8,017 $ 48,100 $ 170,682 $ 51,418 Change in redemption value of Preferred Units 1,354 2,285 — 6,952 (44,364) Net Income Allocated to Sculptor Capital Management, Inc.—GAAP $ 217,525 $ 10,302 $ 48,100 $ 177,634 $ 7,054 Net income (loss) allocated to Group A Units 39,714 4,494 (9,775) (23,259) (36,917) Equity-based compensation, net of RSUs settled in cash 18,302 17,972 18,665 78,313 124,935 Adjustment to recognize deferred cash compensation in the period of grant (31,449) 4,996 (18,428) (18,340) (11,579) 2020 Term Loan and Debt Securities non-cash discount accretion 700 831 3,876 4,182 14,540 Income taxes 93,243 9,397 22,038 75,272 34,112 Changes in fair value of warrant liabilities 7,548 — — 7,548 — Net losses on early retirement of debt 4,318 — 104 5,011 6,375 Net gains on investments (7,345) (8,158) (4,400) (10,611) (8,068) Adjustment for expenses related to compensation and profit-sharing arrangements based on fund investment performance (2,587) 724 (338) (346) 1,266 Changes in tax receivable agreement liability 2,832 — 586 2,554 (4,776) Depreciation, amortization and net gains and losses on fixed assets 1,745 1,442 1,508 7,124 8,449 Other adjustments 1,079 428 798 1,029 462 Economic Income—Non-GAAP $ 345,625 $ 42,428 $ 62,734 $ 306,111 $ 135,853 Payable for taxes and tax receivable agreement—Non-GAAP (4,524) (10,036) (4,460) (19,692) 35,498 Preferred Units dividends 512 (3,047) — (6,952) — Distributable Earnings—Non-GAAP $ 341,613 $ 29,345 $ 58,274 $ 279,467 $ 171,351 Excluded expenses: Legal settlements and provisions 426 2,040 — 119,366 19,100 Professional services expense related to legal settlements and provisions and the recapitalization 865 293 7,502 6,670 24,870 Effect of tax receivable agreement amendment — — — — (54,453) Adjusted Distributable Earnings—Non-GAAP $ 342,904 $ 31,678 $ 65,776 $ 405,503 $ 160,868 Weighted-average Class A Shares outstanding 22,763,959 22,729,285 20,982,049 22,597,829 20,773,493 Weighted-average Partner Units 28,995,326 29,279,294 29,470,327 29,302,909 29,534,620 Weighted-average Class A Restricted Share Units (RSUs) 3,994,841 4,110,587 4,836,124 4,138,029 4,807,905 Weighted-average warrants 447,089 — — 112,383 — Weighted-Average Fully Diluted Shares 56,201,215 56,119,166 55,288,500 56,151,150 55,116,018 Distributable Earnings Per Fully Diluted Share—Non-GAAP $ 6.08 $ 0.52 $ 1.05 $ 4.98 $ 3.11 Adjusted Distributable Earnings per Fully Diluted Share—Non-GAAP $ 6.10 $ 0.56 $ 1.19 $ 7.22 $ 2.92 Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited 20

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd)

(dollars in thousands)	4Q '20	3Q '20	4Q '19	FY '20	FY '19
Management fees	$ 75,364	$ 68,053	$ 65,032	$ 270,753	$ 253,011
Adjustment to management fees[1]	(5,102)	(4,576)	(4,594)	(20,720)	(15,760)
Management Fees—Economic Income Basis—Non-GAAP	**70,262**	**63,477**	**60,438**	**250,033**	**237,251**
Incentive income	527,874	41,525	203,243	616,959	321,621
Adjustment to incentive income[2]	—	23	—	36	259
Incentive Income—Economic Income Basis—Non-GAAP	**527,874**	**41,548**	**203,243**	**616,995**	**321,880**
Other Revenues—Economic Income Basis—GAAP and Non-GAAP	**1,525**	**2,316**	**3,524**	**9,218**	**15,982**
Total Revenues—Economic Income Basis—Non-GAAP	**$ 599,661**	**$ 107,341**	**$ 267,205**	**$ 876,246**	**$ 575,113**
Compensation and benefits	211,489	65,030	173,582	409,228	418,349
Adjustment to compensation and benefits[3]	15,734	(23,692)	100	(59,627)	(114,623)
Compensation and Benefits—Economic Income Basis—Non-GAAP	**$ 227,223**	**$ 41,338**	**$ 173,682**	**$ 349,601**	**$ 303,726**
Interest expense	6,156	4,488	5,846	21,100	24,900
Adjustment to interest expense[4]	(700)	(831)	(3,876)	(4,182)	(14,540)
Interest Expense—Economic Income Basis—Non-GAAP	**$ 5,456**	**$ 3,657**	**$ 1,970**	**$ 16,918**	**$ 10,360**
General, administrative and other expenses	28,401	26,465	35,474	232,187	149,961
Adjustment to general, administrative and other expenses[5]	(7,045)	(6,548)	(6,649)	(28,572)	(24,776)
General, administrative and other expenses—Economic Income Basis—Non-GAAP	21,356	19,917	28,825	203,615	125,185
Excluded expenses [6]	(1,291)	(2,332)	(7,502)	(126,035)	(43,970)
General, Administrative and Other Expenses Excluding Certain Expenses—Economic Income Basis—Non-GAAP	**$ 20,065**	**$ 17,585**	**$ 21,323**	**$ 77,580**	**$ 81,215**
Net income (loss) attributable to noncontrolling interests	40,596	4,393	(9,531)	(22,956)	(36,184)
Adjustment to net loss attributable to noncontrolling interests[7]	(40,596)	(4,393)	9,525	22,956	36,173
Net Loss Attributable to Noncontrolling Interests—Economic Income Basis—Non-GAAP	**$ —**	**$ —**	**$ (6)**	**$ —**	**$ (11)**

See page 23 of this presentation for important information related to the footnotes referenced on this slide.

21 | S

| (dollars in thousands) 4Q '20 3Q '20 4Q '19 Cash and cash equivalents $ 183,815 $ 290,297 $ 240,938 Long-term U.S. government obligations 104,295 152,174 146,565 Cash, Cash Equivalents and Long-Term U.S. Government Obligations $ 288,110 $ 442,471 $ 387,503 Investments in CLOs 205,510 188,640 182,870 Financing related to investments in CLOs(8) (183,082) (167,952) (159,341) Investments in CLOs, net of Financing $ 22,428 $ 20,688 $ 23,529 Investments in funds 105,169 95,281 81,992 Less: Investments related to employees(9) (54,002) (52,573) (32,891) Investments in Funds, Excluding Investments Related to Employees $ 51,167 $ 42,708 $ 49,101 See page 23 of this presentation for important information related to the footnotes referenced on this slide. Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (cont'd) 22

| Footnotes to Non-GAAP Reconciliations (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. The impact of eliminations related to the consolidated funds is also removed. (2) Adjustment to exclude the impact of eliminations related to the consolidated funds. (3) Adjustment to exclude equity-based compensation, as management does not consider these non-cash expenses to be reflective of our operating performance. However, the fair value of RSUs that are settled in cash to employees or executive managing directors is included as an expense at the time of settlement. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned by the relevant fund. Further, deferred cash compensation is expensed in full in the year granted for Economic Income, rather than over the service period for GAAP. (4) Adjustment to exclude amounts related to non-cash interest expense accretion on debt. The 2020 Term Loan and the Debt Securities were each recognized at a significant discount, as proceeds from each borrowing were allocated to warrant liabilities and the 2019 Preferred Units, respectively, resulting in non-cash accretion to par over time through interest expense for GAAP. Management excludes these non-cash expenses from Economic Income, as it does not consider them to be reflective of our economic borrowing costs. (5) Adjustment to exclude depreciation, amortization and losses on fixed assets as management does not consider these items to be reflective of our operating performance. Additionally, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (6) Adjustments to exclude legal settlements and provisions, and professional services expenses related to provisions, as well as the recapitalization and related strategic actions. (7) Adjustment to exclude amounts attributable to the executive managing directors on their interests in the Sculptor Operating Group, as management reviews the operating performance of the Company at the Sculptor Operating Group level. The Company conducts substantially all of its activities through the Sculptor Operating Group. (8) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and securities sold under agreements to repurchase. (9) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements. Footnotes to Reconciliations Non-GAAP Financial Measures Distributable Earnings is a measure of operating performance that equals Economic Income less amounts payable for taxes and tax receivable agreement and dividends accrued on the Preferred Units (whether paid or deferred). Economic Income and certain balance sheet measures presented on page 11 exclude the adjustments described above that are required for presentation of the Company's results and financial positions on a GAAP basis. Payable for taxes and tax receivable agreement presents the total estimated GAAP provision for current corporate, local and foreign taxes payable, as well as the current payable under the Company’s tax receivable agreement, assuming that all Economic Income was allocated to Sculptor Capital Management, Inc., which would occur following the exchange of all interests held by current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units") for Class A Shares. The current tax provision and current payable under the tax receivable agreement reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings and Adjusted Distributable Earnings, such as equity-based compensation expenses, legal settlements expenses, tax goodwill and various other items impacting the Company’s taxable income. Management believes that using the estimated current tax provision and current payable under the Company’s tax receivable agreement more accurately reflect earnings that are available to be distributed to shareholders. Adjusted Distributable Earnings exclude the effects of the tax receivable agreement amendment recorded in the second quarter of 2019, legal settlements and provisions and related professional services expenses, as well as professional services expenses related to the SEC and U.S. Department of Justice settlement, recapitalization and related strategic actions. For purposes of calculating Distributable Earnings and Adjusted Distributable Earnings per Share, the Company assumes that all Partner Units and Class A Restricted Share Units ("RSUs") have been converted on a one-to-one basis into Class A Shares and warrants are included on a treasury stock basis (collectively, "Fully Diluted Shares"). As of December 31, 2020, there were 3,385,000 Group P Units outstanding and 1,000,000 performance-based restricted share units ("PSUs"). Group P Units and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units or PSUs in Fully Diluted Shares until such conditions are met. As of December 31, 2020, the market-performance conditions had not yet been met. These non-GAAP measures should not be considered as alternatives to the Company's GAAP Net Income or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income and Distributable Earnings, among other financial information, as the basis on which it evaluates the financial performance of the Company and makes resource allocation and other operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. Management uses Adjusted Distributable Earnings as a supplemental measure on which to evaluate the performance of the Company's core business by excluding items that it does not believe are indicative of the Company's core operating performance. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business. 23

| (1) The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees and incentive income of such feeder funds and master funds and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income. Return information that includes investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") excludes incentive income on unrealized gains attributable to such investments, which could reduce returns on these investments at the time of realization. Special Investments and initial public offering investments are not allocated to all investors in the funds, and investors that were not allocated Special Investments and initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (2) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. As of December 31, 2020, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 13.6% gross and 9.2% net excluding Special Investments and 13.2% gross and 9.0% net inclusive of Special Investments. (3) The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of assets under management in the fund. Inclusive of these Special Investments, the returns of the Sculptor Master Fund for year ended December 31, 2020 were 25.3% gross and 18.6% net, respectively, for year ended December 31, 2019 were 19.6% gross and 14.8% net, and annualized since inception through December 31, 2020 were 16.5% gross and 11.6% net. (4) The returns for the Sculptor Credit Opportunities Master Fund exclude Special Investments. Special Investments in the Sculptor Credit Opportunities Master Fund are held by investors representing a small percentage of assets under management in the fund. Inclusive of these Special Investments, the returns of the Sculptor Credit Opportunities Master Fund for year ended December 31, 2020 were 0.7% gross and -1.8% net, for year ended December 31, 2019 were 2.9% gross and 1.4% net, and annualized since inception through December 31, 2020 were 12.9% gross and 9.1% net. (5) Represents funded capital commitments net of recallable distribution to investors. (6) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of December 31, 2020, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income, which would reduce the return, and includes the reinvestment of all fund income. (7) Net IRR is calculated as described in footnotes (4) and (11), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (8) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income, life-to-date incentive income and management fees paid and any non-recallable distributions made from the fund by the invested capital. (9) These funds have concluded their investment periods, and therefore the Company expects assets under management for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (10) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (11) Invested capital represents total aggregate contributions made for investments by the fund. (12) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of December 31, 2020. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of December 31, 2020. (13) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of December 31, 2020, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income or other fees or expenses to be paid by the fund, which would reduce the return. (14) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income, management fees or other expenses to be paid by the fund. (15) This fund has invested less than half of its committed capital; therefore, IRR and MOIC information is not presented, as it is not meaningful. (16) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income vary by product. Appreciation/(depreciation) within Institutional Credit Strategies includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of assets under management of our European CLOs and changes in the portfolio appraisal values for aircraft securitization vehicles. Fund Information - Footnotes Fund Information - Footnotes 24

| Weighted Average Returns: Weighted Average Returns reflect the total profit & loss divided by the weighted average capital base for the period. Gross IRR represents estimated, unaudited, annualized pre-tax returns based on the timing of cash inflows and outflows for each investment. It is calculated in the same manner as Net IRR, however, it does not reflect adjustments to cash flows related to incentive income, management fees and the applicable fund expenses. Gross IRR represents the estimated, unaudited, annualized pre-tax return based on the actual and/or projected timing of cash inflows from, and outflows to, investors for each investment (irrespective of any funding from a credit facility or other third-party financing source used by the Platform). In certain cases, funding from a credit facility or other third party financing source was initially used by the Platform to acquire an investment or pay certain expenses, which may have the effect of increasing the Gross IRR above that which would have been presented had drawdowns from limited partners been initially used to acquire the investment or pay such expenses. Gross IRR is adjusted for actual investment expenses, but is not adjusted for management fees, incentive income or other fees or expenses to be paid by the Platform, which would reduce the return. Gross IRR includes the effect of investment hedges as determined by the Company. There can be no assurance that an appropriate hedge will be identified for each investment or that an appropriate hedge will be available for all investments. Net IRR is the gross IRR adjusted to reflect actual management fees, incentive income and expenses incurred by the Platform. Net Invested Capital Multiple: Given the Platform has an active liquid investment program, a key element of which includes ramping up and ramping down depending on market conditions - much of which has recently been deployed - this is a multiple measuring the current net asset value over the Net Invested Capital, where Net Invested Capital represents cumulative contributions less cumulative distributions. Customized Credit Focused Platform - Footnotes 25

| This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties including but not limited to the following: global economic, business, market and geopolitical conditions, including the impact of public health crises, such as the ongoing COVID-19 pandemic; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims arising therefrom; whether the Company realizes all or any of the anticipated benefits from the recapitalization and other related transactions; whether the recapitalization and other related transactions result in any increased or unforeseen costs, indemnification obligations or have an impact on the Company's ability to retain or compete for professional talent or investor capital; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; the anticipated benefits of changing the Company's tax classification from a partnership to a corporation and subsequently converting from a limited liability company to a corporation; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K, as amended, for the year ended December 31, 2019, dated February 25, 2020, and the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, including assets under management by investments strategy, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. Forward-Looking Statements 26